EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Streicher Mobile Fueling, Inc. (the "Company") on Form 10-Q for the quarterly period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Streicher Mobile Fueling, Inc. and will be retained by Streicher Mobile Fueling, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Richard E. Gathright

Richard E. Gathright Chief Executive Officer and President May 19, 2006

/s/ Michael S. Shore
Michael S. Shore Chief Financial Officer and Senior Vice President May 19, 2006